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                                                                   EXHIBIT 99(b)

                                           , 2001

To: Participants in the Employee Stock Ownership Plan of Andover Bancorp, Inc.

     As described in the enclosed materials, your proxy as a shareholder of Andover Bancorp, Inc. is being solicited in connection with an upcoming special meeting of shareholders of Andover. At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger, dated as of June 11, 2001, between Banknorth Group, Inc. and Andover, pursuant to which, among other things, Andover will be merged with and into Banknorth. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Andover common stock allocated to your accounts under the Andover employee stock ownership plan (the "ESOP") will be voted.

     Enclosed with this letter is a document which describes the matter to be voted upon, a voting instruction ballot for the ESOP, which will permit you to direct the voting of the shares allocated to your account under the ESOP and a stamped, pre-addressed return envelope. After you have reviewed the document, I urge you to vote your shares in the ESOP by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to Eastern Bank, which acts as Trustee for the ESOP. Your voting instructions will remain completely confidential. Only the Trustee will have access to your ballots for the purpose of having shares held by you in the ESOP voted at the special meeting. No person associated with Andover will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of Andover. If your voting instructions are not received, the shares allocated to your account in the ESOP will not be voted by the Trustee. While I hope that you will vote in the manner recommended by the board of directors of Andover, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                            Sincerely yours,

                                            Gerald T. Mulligan
                                            President and Chief Executive
                                            Officer
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                              ANDOVER BANCORP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                  _____ _, 2001

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Andover Bancorp, Inc. ("Andover"), pursuant to Andover's Employee Stock Ownership Plan (the "ESOP"), hereby instructs Eastern Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Andover common stock which the undersigned holds pursuant to the ESOP at the special meeting of shareholders to be held at the Andover Town House, 20 Main Street, Andover, Massachusetts, on _________, _________ __, 2001, at 10:00 a.m., Eastern Time, or any adjournment thereof.

         SHARES OF ANDOVER COMMON STOCK WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE PROPOSAL TO ADOPT AND APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 11, 2001, BETWEEN BANKNORTH GROUP, INC. AND ANDOVER. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL NOT BE VOTED BY THE TRUSTEE.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.



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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                I plan to attend
                                                                the meeting

                                                                      [ ]


1. Proposal to adopt and approve an Agreement and Plan of Merger, dated as of June 11, 2001, between Banknorth Group, Inc. ("Banknorth") and Andover Bancorp, Inc. ("Andover") and to approve the merger of Andover with and into Banknorth contemplated by the merger agreement.

                       FOR           AGAINST           ABSTAIN

                       [ ]             [ ]               [ ]


2. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment or postponement thereof.


         THE BOARD OF DIRECTORS OF BANKNORTH RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND THE MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                    Dated:
                                          --------------------------------------

                                    Signature
                                             -----------------------------------

                                    Signature
                                             -----------------------------------
                                                                    (print name)

                                    IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                    NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.